                                                                    EXHIBIT 23.1


The Board of Trustees
Windrose Medical Properties Trust:


We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



KPMG LLP
Indianapolis, Indiana
July 2, 2002